EXHIBIT 23.1





                CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the:

      (i)  Registration   Statement  No.   33-29287  on  Form  S-8  and  related
           Prospectus with respect to the 1989 Long Term Performance Incentive Plan of NL Industries, Inc.; and

      (ii) Registration   Statement  No.   33-25913  on  Form  S-8  and  related
           Prospectus with respect to the NL Industries, Inc. Retirement Savings Plan; and

      (iii)Registration   Statement  No.  333-65817  on  Form  S-8  and  related
           Prospectus with respect to the NL Industries, Inc. 1998 Long-Term Incentive Plan; and

      (iv) Registration   Statement  No.   33-48145  on  Form  S-8  and  related
           Prospectus with respect to the NL Industries, Inc. 1992 Non-Employee Directors Stock Option Plan.

of our report dated February 28, 2001 on our audits of the consolidated financial statements and financial statement schedules of NL Industries, Inc. as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, which report is included in this Annual Report on Form 10-K.





                               PricewaterhouseCoopers LLP



Houston, Texas
March 9, 2001